Baker & McKenzie LLP is a member of Baker & McKenzie International. Baker & McKenzie LLP 1900 North Pearl Street Suite 1500 Dallas, TX 75201 United States Tel: +1 214 978 3000 Fax: +1 214 978 3099 www.bakermckenzie.com Asia Pacific Bangkok Beijing Brisbane Hanoi Ho Chi Minh City Hong Kong Jakarta Kuala Lumpur* Manila* Melbourne Seoul Shanghai Singapore Sydney Taipei Tokyo Yangon Europe, Middle East & Africa Abu Dhabi Almaty Amsterdam Antwerp Bahrain Barcelona Berlin Brussels Budapest Cairo Casablanca Doha Dubai Dusseldorf Frankfurt/Main Geneva Istanbul Jeddah* Johannesburg Kyiv London Luxembourg Madrid Milan Munich Paris Prague Riyadh* Rome Stockholm Vienna Warsaw Zurich The Americas Bogota Brasilia** Buenos Aires Caracas Chicago Dallas Guadalajara Houston Juarez Lima Los Angeles Mexico City Miami Monterrey New York Palo Alto Porto Alegre** Rio de Janeiro** San Francisco Santiago Sao Paulo** Tijuana Toronto Washington, DC * Associated Firm ** In cooperation with Trench, Rossi e Watanabe Advogados We have acted as counsel to AZZ Inc., a Texas corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) to be filed on or about the date hereof by the Company with the U.S. Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate number of (i) shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), (ii) one or more series of debt securities (“Debt Securities”), which may be senior debt securities or subordinated debt securities, (iii) warrants for the purchase of Common Stock or Debt Securities, which may be issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent or agents to be named, to be sold separately or with Common Stock or Debt Securities (the “Warrants”), and (iv) stock purchase contracts to purchase Common Stock, either separately or in units with the Debt Securities or U.S. Treasury securities (the “Stock Purchase Contracts” and, together with the Common Stock, Debt Securities and Warrants, the “Offered Securities”). In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Formation of the Company, as amended and supplemented to date, (iii) the Amended and Restated Bylaws of the Company, as amended to date, (iv) the form of Common Stock Certificate filed as Exhibit 4.1 to the Registration Statement by incorporation by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 13, 2000, (v) the form of Subordinated Indenture filed as Exhibit 4.2 to the Registration Statement, (vi) the form of Senior Indenture filed as Exhibit 4.3 to the Registration Statement, (vii) the form of Warrant Agreement (together with form of warrant certificate) filed as Exhibit 4.4 to the Registration Statement, (viii) the corporate proceedings with respect to the filing of the Registration Statement, and (ix) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company. January 10, 2024 AZZ Inc. One Museum Place, Suite 500 3100 West 7th Street Fort Worth, Texas 76107 Ladies and Gentlemen:

2 In rendering the opinions contained herein, we have assumed (i) the truthfulness of all information contained in all of the documents reviewed by us, (ii) the genuineness of all signatures on all documents examined by us, (iii) the legal capacity of all natural persons signing such documents, (iv) the due authority of all parties signing such documents, (v) the authenticity of all documents submitted to us as originals, and (vi) the conformity to the originals of all documents submitted to us as copies. Based upon and subject to the foregoing, we are of the opinion that: 1. With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Offered Common Stock has been authorized, offered and sold in accordance with the Registration Statement, including any prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Offered Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Common Stock will be validly issued, fully paid and non-assessable. 2. With respect to any shares of Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when the Debt Securities shall have been executed and authenticated as specified in the relevant indenture and, if applicable, supplemental indenture and offered and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement (as hereinafter defined) relating to any such Debt Securities, the Debt Securities will be legally issued and binding obligations of the Company subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies. 3. With respect to any series of Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the warrant agent thereto, (ii) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement (including the authorization of the issuance of the Common Stock or Debt Securities to be issued pursuant to such Offered Warrants), (iii) the Offered Warrants have been authorized, offered and sold in accordance with the applicable warrant agreement, the Registration Statement, including the prospectus supplement, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered

3 Warrants have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable warrant agreement upon payment of the agreed-upon consideration therefor, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities), will be binding obligations of the Company and any Offered Securities issuable upon exercise of such Offered Warrants in accordance with the terms thereof will be validly issued, fully paid and non-assessable or binding obligations of the Company, as applicable. 4. With respect to any series of Stock Purchase Contracts to be offered pursuant to the Registration Statement (the “Offered Stock Purchase Contracts”), when (i) the applicable stock purchase contract has been duly authorized, executed and delivered by the Company, (ii) the terms of the Offered Stock Purchase Contracts and their issuance and sale have been duly established in conformity with the applicable stock purchase contract (including the authorization of the issuance of the Common Stock or Debt Securities to be issued pursuant to such Offered Stock Purchase Contracts), (iii) the Offered Stock Purchase Contracts have been authorized, offered and sold in accordance with the applicable stock purchase contract, the Registration Statement, including the prospectus supplement, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered Stock Purchase Contracts have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable stock purchase contract upon payment of the agreed-upon consideration therefor, the Offered Stock Purchase Contracts (including any Stock Purchase Contracts duly issued upon conversion, exchange or exercise of any Debt Securities), will be binding obligations of the Company and any Offered Securities issuable upon exercise of such Offered Stock Purchase Contracts in accordance with the terms thereof will be validly issued, fully paid and non-assessable or binding obligations of the Company, as applicable. The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security: (a) the Board of Directors or other authorized governing body of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate or other entity action to approve the issuance and sale of such Security in conformity with the certificate of formation and bylaws or other constituent instruments of the Company, each as amended through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such Security is offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

4 (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 of the Securities Act will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (c) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the SEC describing the Securities offered thereby; (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein; (e) upon issuance of the Common Stock, including upon exercise or conversion of any Security exercisable for or convertible into Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue; (f) with respect to Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed); and (g) in the case of a Subordinated Indenture, Senior Indenture, Warrant Agreement, Stock Purchase Contract or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein. The opinions expressed above are limited to the General Corporation Law of the State of Texas and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

5 Very truly yours, /s/Baker McKenzie LLP BAKER & McKENZIE LLP